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                                                                    EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-85830 of International Paper Company on Form S-8 of our report dated June 24, 2003, appearing in this Annual Report on Form 11-K of International Paper Company Salaried Savings Plan for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Memphis, Tennessee
June 26, 2003